UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 4, 2023

RIDGEFIELD ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-36335	84-0922701
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3827 S Carson St, Unit 505-25 PMB 1078, Carson City, NV	89701
(Address of principal executive offices)	(Zip Code)

(805) 484-8855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	RDGA	OTC Markets Group (Pink)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant's Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On December 1, 2023 the Board of Directors (the "Board") of Ridgefield Acquisition Corporation (the "Company") with the assistance of management dismissed MaloneBailey, LLC ("MaloneBailey") as the Company’s independent registered public accounting firm, effective immediately. The decision to change independent registered public accounting firm was approved by the Board.

MaloneBailey's reports on the Company’s consolidated financial statements for each of the two most recent years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles , except as follows:

MaloneBailey's report on the consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021, contained a separate paragraph stating that “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the two most recent years ended December 31, 2022 and December 31, 2021, and during the subsequent interim period through December 1, 2023, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to MaloneBailey’s satisfaction, would have caused MaloneBailey to make reference to the subject matter of the disagreements in connection with its reports on the Company's consolidated financial statements for such years, and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in internal control over financial reporting existed as of December 31, 2022 and 2021 as (1) we have limited or no segregation of duties; and (2) we lack an audit committee.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided MaloneBailey with a copy of this Current Report on Form 8-K and requested that MaloneBailey furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether MaloneBailey agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of MaloneBailey’s letter dated December 4, 2023 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

On December 1, 2023, the Board approved the engagement of LMHS, PC (“LMHS”) as the Company’s independent registered public accounting firm for the Company's year ending December 31, 2023 and the related interim periods, contingent upon LMHS completing customary client acceptance procedures.

During the Company’s two most recent years ended December 31, 2022 and December 31, 2021, and during the subsequent interim period through December 4, 2023, neither the Company nor anyone on its behalf consulted with LMHS regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, of the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that LMHS concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto), or (iii) any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

16.1	Letter from MaloneBailey, LLC to the Securities and Exchange Commission dated December 4, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEFIELD ACQUISITION CORPORATION

Date: December 4, 2023	By:	/s/ Steven N. Bronson
Steven N. Bronson
Chief Executive Officer